Green Dot to Acquire UniRush, LLC, Operating Company for RushCard and Rapid! PayCard

Transaction Expected to Generate Significant Strategic and Financial Synergies

Pasadena, CA – January 30, 2017 – Green Dot Corporation [NYSE: GDOT] today announced that it has entered into an agreement to acquire UniRush, LLC, and its operating businesses RushCard, a leading online direct-to-consumer general purpose reloadable prepaid card provider, and Rapid! PayCard, a leading corporate payroll card provider. The acquisition, which maps to “Step Five” of Green Dot’s “Six Step Plan” to enhance shareholder value, materially expands Green Dot’s scale with the addition of the RushCard and Rapid! PayCard installed customer bases, while establishing Green Dot as a formidable player in the growing corporate payroll card and wage disbursement market. The acquisition is expected to close prior to the end of Q1, subject to customary closing conditions.

Said Steve Streit, Green Dot’s Founder and CEO, “As one of the largest and most successful FinTech banking franchises in America, Green Dot has proven its ability to efficiently integrate highly accretive acquisitions We believe the acquisition of UniRush, LLC, including the RushCard business and the Rapid! PayCard corporate payroll card business will be a strategic and financial success in both the near and long term. In particular, the RushCard program has for many years been one of the most important and respected prepaid programs in America with a mission espoused by its legendary founder, Russell Simmons, strikingly similar to that of Green Dot’s long time mission- to reinvent personal banking for the masses and to empower the unempowered. I am delighted to continue my long relationship with Russell and am eager to partner with the UniRush team to serve the customers we both care so much about while focusing on generating a strong economic return for Green Dot investors.”

Russell Simmons, RushCard co-founder, stated, “Fourteen years ago I embarked on an incredible journey to provide a new financial tool for millions of Americans who had only limited access to traditional banks. As I have done with my ventures in music, comedy and fashion, I am partnering with the best company in the industry, Green Dot, to expand our opportunities and continue our mission to revolutionize the banking industry. We believe our customers are among the most loyal in prepaid and I want to thank them for their years of support. We are excited to continue and expand upon our tradition of providing great and important products for our customers over the many years to come.”

Ron Hynes, UniRush CEO, stated, “This is an extraordinary milestone for UniRush, LLC., made possible by the hard work and dedication of each of the RushCard and Rapid! PayCard employees who have built our business to what it is today. Green Dot can now provide the scale and resources necessary to greatly expand our reach and to more efficiently deliver our innovative products and services to the millions of Americans who need them. We are all looking forward to joining forces with Green Dot, and I am thrilled to be working alongside two of the pioneers of the industry in Russell Simmons and now Steve Streit.”

Financial Details:

Price:    Green Dot will acquire UniRush, LLC for $147 million plus a minimum $4 million annual earn-out payment for five years post closing. The annual earn-out payment could become greater if certain revenue growth hurdles applied to the RushCard general purpose reloadable prepaid card program are achieved in a given year, although any potential increase is not expected to be material to the overall price of the acquisition. The acquired company will be debt-free and cash-free at the time of closing with the exception of working capital items. In the event that there is a regulatory finding and a resulting financial obligation to UniRush, LLC stemming from the 2015 RushCard processing incident, such regulatory resolution and the associated financial obligation will belong to the seller with such obligation expected to be fully resolved prior to closing. Lastly, Green Dot will be indemnified through a cash escrow reserve, funded by the seller, in respect of the acquired company's prior operations.

Tax Benefits:    Green Dot expects to realize approximately $44 million in tax benefits on a net present value basis, bringing the net cost of the acquisition, including the minimum earn-out payments, to $123 million.

2017 Income Statement Impact:    Assuming the transaction closes at the end of Q1, for 2017 on a pre-synergies stand-alone basis, Green Dot projects that the acquired business will generate a range of approximately $70-$80 million in incremental non-GAAP adjusted revenue, a range of $7-$8 million in incremental adjusted EBITDA and a range of non-GAAP fully diluted incremental earnings per share of $0.04 to $0.05, net of interest expense related to deal financing.

Purchase Price Multiple:    At the midpoint of Green Dot’s annualized projected 2017 adjusted EBITDA for the acquired business on a pre-synergies stand-alone basis, based upon the total purchase price including the minimum future period earn-out payments due under the agreement, but net of expected tax benefits, the acquisition represents a purchase price multiple of approximately 12.3x adjusted EBITDA. Post synergies, which the company expects to largely realize within 12-18 months of closing, the acquisition is expected to represent a forward-looking purchase price multiple of 5x-6x adjusted EBITDA.

Form of Consideration:    Closing consideration will be paid using a mixture of cash on-hand and new debt.

Future Use of Capital:    Green Dot reiterates its intent to acquire an additional $50 million of its shares in 2017.

Strategic Rationale:

Scale: The RushCard general purpose reloadable prepaid card program is one of America’s most established prepaid programs with the majority of its active customers being highly-valuable, long-term direct deposit cardholders. We believe the Rapid! PayCard corporate payroll card program is one of the fastest growing payroll card companies in America, serving over 2500 corporate customers with PayCards and associated services. Together, these two UniRush programs are expected to add over 750,000 new active cardholders to Green Dot’s highly-efficient and vertically integrated FinTech banking platform.

Business Synergies: As a direct-to-consumer online business, following the acquisition, the RushCard program will be consolidated into the “Green Dot Direct” division that houses

GreenDot.com, GreenDot.com/Platinum Secured Visa Credit Card, WalmartMoneyCard.com, AccountNow.com, AchieveCard.com, GoBank.com and ReadyDebit.com. With the UniRush acquisition, Green Dot will rank among the nation’s largest mobile, online and direct mail “direct-to-consumer” providers of bank accounts, debit cards and related financial services. Furthermore, Green Dot expects the UniRush acquisition to enhance its Green Dot Direct division’s growth prospects amongst the tech-savvy urban and millennial consumer segments of the financial services market where the RushCard program has traditionally excelled.

Rapid! PayCard, when added to Green Dot’s existing PayCard business and its growing 1099 wage disbursement business, is expected to rank the consolidated platform as a top 5 corporate payroll card provider nationwide, giving Green Dot the scale and expertise to become a formidable player in the growing corporate payroll card and 1099 wage disbursement space.

Earnings Conference Call
The Company will discuss the acquisition, the financial impact to Green Dot’s fiscal 2017 outlook, and 2017 financial guidance on the Company’s fourth quarter and 2016 earnings conference call on February 22, 2017.

Advisors
BofA Merrill Lynch acted as financial advisor to Green Dot in connection with the acquisition and Strategic Law Partners, LLC served as Green Dot’s legal counsel. William Blair acted as financial advisor for UniRush and Debevoise Plimpton served as UniRush’s legal counsel.

Forward-Looking Statements
This announcement contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the acquisition of UniRush and the time frame in which this will occur, the expected benefits to Green Dot and its customers, stockholders and investors from completing the acquisition, including without limitation expected incremental non-GAAP adjusted revenue, adjusted EBITDA and non-GAAP fully diluted incremental earnings per share, the tax benefits expected to be derived therefrom, the projected purchase price multiple in 12-18 months, expansion of Green Dot’s addressable market and customer base, integration and synergy efforts, and the potential benefits to be derived therefrom, and the sufficiency of the escrow fund to cover expenses incurred by the buyer related to the settlement of any past, present or future claims made in relation to the acquired company’s prior operations. Actual results may differ materially from those contained in the forward-looking statements contained in this announcement. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the businesses of the Company and UniRush may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that the acquisition of UniRush may not occur or that sales of RushCard or Rapid! PayCard products and services will not be as high as anticipated; the expected growth opportunities, tax benefits, or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of UniRush, may be greater than expected; and the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the acquisition of UniRush. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements include the timing and impact of revenue growth activities, the Company’s dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the processor migration issues that began in May 2016 and have caused a delay in the Company’s processor migration until at least the first half of 2017, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of January 30, 2017, and the Company assumes no obligation to update this information as a result of future events or developments.

About Green Dot
Green Dot Corporation, along with its wholly owned subsidiary bank, Green Dot Bank, is a bank holding company regulated by the Board of Governors of the Federal Reserve System and the Utah Department of Financial Institutions. Green Dot is widely recognized as the inventor of the prepaid debit card industry and is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leading financial technology company and the largest processor of tax refund disbursements in the U.S. through its wholly owned subsidiary, TPG. Green Dot is also a leading provider of mobile banking with its GoBank checking account sold at retailers nationwide and through integrated technology partners. Green Dot's products and services are available to consumers through a distribution network of more than 100,000 U.S. locations, as well as online, in the leading app stores and through leading online tax preparation providers. Headquartered in Pasadena, Calif., it has additional facilities throughout the United States and in Shanghai, China.

About UniRush, LLC
UniRush, LLC, which helped pioneer the prepaid debit card industry with the Prepaid Visa RushCard, one of the first general purpose reloadable prepaid debit cards in the marketplace, provides members with access to services that enable them to achieve their personal and financial goals. UniRush offers Americans an array of basic financial services via the RushCard. To learn more about the RushCard, visit www.rushcard.com or find us at Facebook.com/Rushcard or on Twitter @RushCard.

Contacts
Investor Relations
626-765-2427
IR@greendot.com

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Media Relations
Brian Ruby, 203-682-8268
Brian.Ruby@icrinc.com